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                                                                     EXHIBIT 5.1




November 15, 2002

Hypertension Diagnostics, Inc.
2915 Waters Road, Suite 108
Eagan, Minnesota 55121-1562

       Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Hypertension Diagnostics, Inc. (the "Company") in the preparation of the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission on November 15, 2002 relating to an offering of up to 6,200,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") issued or issuable: (a) in connection with that certain Engagement Letter dated November 8, 2001 by and between the Company and Hyperion Partners Corp.(the "Engagement Letter"); (b) upon exercise of warrants issued pursuant to the Engagement Letter; and (c) upon conversion or exercise of those certain notes and warrants issued pursuant to that certain Subscription Agreement dated as of March 27, 2002 by and between the Company and the subscribers thereto (the "Subscription Agreement"). Please be advised that as counsel to the Company, upon examination of such corporate documents and records as we have deemed necessary or advisable for the purposes of this opinion, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota.

         2. The shares of Common Stock issued by the Company in connection with the Engagement Letter have been validly issued, fully paid and nonassessable.

         3. Upon proper conversion of the notes issued in connection with the Subscription Agreement, the shares of Common Stock to be issued by the Company will be validly issued, fully paid and nonassessable.

         4. Upon proper exercise of the warrants issued pursuant to the Engagement Letter and the Subscription Agreement and payment of the respective exercise price therefor, the shares of Common Stock to be issued by the Company will be validly issued, fully paid and nonassessable.

         We express no opinion as to the laws of any state or jurisdiction other than Minnesota. We do not undertake to update or supplement this opinion letter or the opinions expressed herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading "Legal Opinions" in the Prospectus comprising a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ LINDQUIST & VENNUM P.L.L.P.